Power of Attorney

LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

The undersigned hereby makes, constitutes and appoints each of Brian D. Walters, Michael Warnes, Kevin Lenart and Mia M. Lennon, or any of them acting singly, and with full power of substitution, re-substitution and delegation, the undersigned's true and lawful attorney in fact (each of such persons and their substitutes and delegees being referred to herein as the Attorney-in-Fact), with full power to act for the undersigned and in the undersigned's name, place and stead, in the undersigned's capacity as an officer, director or stockholder of Matthews International Corporation (the Corporation), to:

1. Take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission
(SEC) utilizing the SEC's Electronic Data Gathering and Retrieval(EDGAR) system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) to the extent necessary, preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;
2.	Prepare and execute any and all forms,
schedules and other documents (including any amendments
thereto) the undersigned is required to file with the SEC,
or which the Attorney-in-Fact considers it advisable for
the undersigned to file with the SEC, under Section 13
or Section 16 of the Securities Exchange Act of 1934, as
amended (the Exchange Act) or any rule or regulation
thereunder, or under Rule 144 under the Securities Act
of 1933, as amended (Rule 144), including Forms 3, 4
and 5, Schedules 13D and 13G, and Forms 144
(all such forms, schedules and other documents being
referred to herein as SEC Filings);
3.	Submit and file SEC Filings with the
SEC utilizing the EDGAR system or cause them to be
submitted and filed by a person appointed under Section
5 below;
4.	File, submit or otherwise deliver SEC Filings
to any securities exchange on which the Corporation's
securities may be listed or traded;
5.	CHECK EITHER (A) or (B):
A.	__ Act as an administrator of a delegated
entity for the undersigned's EDGAR account, including:
(i) appoint, remove and replace delegated account
administrators and users; (ii) maintain the security
of the undersigned's EDGAR account; and (iii) any other
actions contemplated by Rule 10 of Regulation S-T
with respect to delegated entities;
B.	_X_ Act as an account administrator for the
undersigned's EDGAR account, including: (i) appoint,
remove and replace account administrators, account users,
technical administrators and delegated entities;
(ii) maintain the security of the undersigned's
EDGAR account, including modification of access
codes; (iii) maintain, modify and certify the
accuracy of information on the undersigned's EDGAR
account dashboard; (iv) act as the EDGAR point of
contact with respect to the undersigned's EDGAR
account; and (v) any other actions contemplated by
Rule 10 of Regulation S-T with respect to account
administrators;
6.	Cause the Corporation to accept a delegation
of authority from any of the undersigned's EDGAR
account administrators and, pursuant to that
delegation, authorize the Corporation's EDGAR
account administrators to appoint, remove or
replace users for the undersigned's EDGAR account;
and
7.	Obtain, as the undersigned's representative
and on the undersigned's behalf, information regarding transactions in the Corporation's equity securities from any third party, including the Corporation and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned acknowledges that:

a.	This Power of Attorney authorizes, but
does not require, the Attorney-in-Fact to act
in his or her discretion on information provided
to such Attorney-in-Fact without independent
verification of such information;
b.	Any documents prepared or executed by
the Attorney-in-Fact on behalf of the undersigned
pursuant to this Power of Attorney will be in
such form and will contain such information as
the Attorney-in-Fact, in his or her discretion,
deems necessary or desirable;
c.	Neither the Corporation nor the
Attorney-in-Fact assumes any liability for
the undersigned's responsibility to comply with
the requirements of Section 13 or Section 16 of
the Exchange Act or Rule 144, any liability of
the undersigned for any failure to comply with
such requirements, or any liability of the
undersigned for disgorgement of profits under
Section 16(b) of the Exchange Act; and
d.	This Power of Attorney does not relieve
the undersigned from responsibility for compliance with the undersigned's obligations under Section
13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned's holdings of and transactions in securities of the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact.
This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

[SIGNATURE PAGE FOLLOWS]







IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of September _5__, 2025.

Morgan O'Brien

/s/ Morgan O'Brien___________________________________
Signature